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                                                                   Exhibit 10.20

                         INTERNET PROFILES CORPORATION
                      CUSTOM REPORTING SERVICES AGREEMENT

This Agreement ("Agreement") sets forth the terms and conditions upon which Internet Profiles Corporation, a California corporation ("I/PRO"), will provide custom research services to Talk City, Inc.("Customer") beginning April 5, 1999,
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until this Agreement is terminated in accordance with the terms of this contract.
        Custom Reporting Services. I/PRO will provide website and chat server data measurement, analysis and audit services ("the Work") retroactively for the period January 1, 1999 to March 31, 1999.
        Confidentiality and Ownership. I/PRO acknowledges that in the course of the transactions contemplated by this Agreement, I/PRO may be provided with confidential information about Customer (including log information and information relating to Customer's planned or existing computer systems and systems architecture) and confidential information of third parties with which Customer conducts business (such information being referred to collectively as "Confidential Information"). In recognition of the foregoing, and subject to the "Publicity; Data" section below, the parties agree that without written consent from the other party to treat all Confidential Information of the other and third parties as confidential, maintaining such information in strict confidence, using at least reasonable care to avoid unauthorized use or disclosure of such information.
        Reporting Services. Customer will provide I/PRO with log data files relating to the use of Customer's World Wide Web Site and internet Chat server ("Log Data"). Following receipt of such information, I/PRO will perform the Custom Reporting Services as specified herein.
        Publicity; Data. Customer agrees to permit I/PRO to disclose to potential new clients that it has performed various services for Talk City, Inc., however, the specifics and results of such services must be kept confidential by I/PRO. Further, disclosure of Talk City's name or reference to the services that were contracted for by Talk City in connection with any form of public advertising or marketing by I/PRO is strictly prohibited. I/PRO agrees that the results of its work or any document prepared by I/PRO in connection with the services it has provided for Talk City may be referred to or included as part of any public document produced by Talk City.
        Limitations of Liability. I/PRO will have no responsibility for any errors or omissions in the Log Data, or any errors in reports resulting therefrom. Customer will indemnify and hold harmless I/PRO and I/PRO's employees and agents against any lawsuit, claim, expense or other loss (including reasonable attorneys' fees and costs) incurred by them as a result of any inaccuracy or omission in the Log Data. In no event will I/PRO be liable to Customer on any basis (i) for indirect damages, lost profits or other consequential damages of any kind, or (ii) other than for damages resulting directly from errors and omissions resulting from I/PRO's gross negligence or willful misconduct. Reports will be subject to the limitations and disclaimers set forth in such reports.
        Payment. The total cost of the Work is a flat fixed amount of $22,500.00. At the completion of the Work, a summary report will be provided to the Customer by I/PRO, after which the total amount will be payable within 30 days. Late payments under this Agreement shall bear interest from the due date at a rate of 1.5% per month or, if less, the maximum interest rate permitted by law. I/PRO may, at its discretion, bill on an ongoing basis for work completed.
        Miscellaneous. This Agreement is in force until the completion of the Work, or upon the written agreement of both parties. This Agreement is governed by California law, and contains the complete expression of the agreement between the parties, superseding all written or oral agreements. This Agreement may only be amended or modified only in writing.

INTERNET PROFILES CORPORATION (I/PRO):      CUSTOMER:

Date: April 8/99                            Date: 4-8-99
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Signature: /s/ JOHN JENSEN                  Signature: /s/ JEFFREY SNETIKER
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Signatory's Name: JOHN JENSEN               Signatory's Name: JEFFREY SNETIKER
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Title: RESEARCH MGR                         Title: SR VP, CFO & CAO
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